                                                                     EXHIBIT 2.1

                                     FORM
                                      OF
                         AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement"), dated as of June __, 1999, is made by and between Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "LLC"), and GreenMountain.com Company, a Delaware corporation (the "Corporation").

                                   RECITALS
                                   --------

     A. In accordance with the LLC's limited liability company agreement, the management committee of the LLC has duly adopted a resolution approving this Agreement and the Merger, thereby satisfying the applicable approval requirements under Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA").

     B. The board of directors of the Corporation has duly adopted a resolution approving this Agreement and declaring its advisability, thereby satisfying the applicable approval requirements under Section 264 and 251 of the Delaware General Corporation Law (the "DGCL").

     C. No shares of stock of the Corporation were issued prior to the adoption by the board of directors of the Corporation of the resolution approving this Agreement and, accordingly, under Sections 264 and 251 of the DGCL no vote of stockholders of the Corporation is necessary to authorize the Merger.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                I.  The Merger
                                    ----------

     1.1  Merger.  At the Effective Time (as defined below), the LLC shall be
          ------
merged with and into the Corporation (the "Merger") in accordance with the applicable provisions of the DLLCA and the DGCL, and separate existence of the LLC will thereupon cease. The Corporation shall be the surviving entity in the Merger (as such, the "Surviving Entity"). The Merger shall have the effects specified in the DLLCA and the DGCL.

     1.2  Effective Time.  The LLC and the Corporation shall cause this
          --------------
Agreement to be filed with the Secretary of State of the State of Delaware in accordance with Section 18-209 of the DLLCA and Sections 251 and 264 of the DGCL at such time as they shall mutually agree. Upon the completion of the filing, the Merger shall become effective in accordance with the DLLCA and the DGCL.
The time and date on which the Merger becomes effective is herein referred to as the "Effective Time."

     1.3  Governing Documents of the Surviving Entity.  (a) At the Effective
          -------------------------------------------
Time, the certificate of incorporation of the Corporation as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in Exhibit A hereto. The certificate of
                                 ---------
incorporation, as so amended and restated, shall be the certificate of incorporation of the Surviving Entity from and after the Effective Time until amended in accordance with its terms and the DGCL.

     (b) The bylaws of the Corporation as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity from and after the Effective Time until amended in accordance with their terms and the DGCL.

     1.4  Directors and Officers of the Surviving Entity.  (a) The members of
          ----------------------------------------------
the board of directors of the Corporation immediately prior to the Effective Time shall be the members of the board of directors of the Surviving Entity and shall continue to serve as members of the board of directors of the Surviving Entity until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation or bylaws of the Surviving Entity.

     (b) The officers of the Corporation immediately prior to the Effective Time shall be the officers of the Surviving Entity and shall continue to serve as officers of the Surviving Entity until their respective successors have been appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

                      II.  Effect of Merger on Securities
                           ------------------------------

     2.1  Conversion of Units.  At the Effective Time, each common unit in the
          -------------------
LLC (each, a "Unit") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 3.0 shares of fully paid and nonassessable common stock, par value $0.01 per share, of the Corporation ("Common Stock") upon surrender of the certificate formerly representing such Unit in accordance with this Agreement.

     2.2  Options to Purchase Units.  At the Effective Time, each then-
          -------------------------
outstanding option to purchase Units (each, an "Option"), whether or not then exercisable or fully vested, shall be assumed by the Corporation and shall constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option immediately prior to the Effective Time, the number of shares of Common Stock, determined by multiplying the number of Units subject to such Option immediately prior to the Effective Time by 3.0 (the "Conversion Factor"), at an exercise price per share of Common Stock (rounded to the nearest whole cent) equal to the exercise price per Unit of Units subject to such Option divided by the Conversion Factor.

     2.3  Warrants to Purchase Units.  From and after the Effective Time, the
          --------------------------
holder of any warrant to purchase Units outstanding at the Effective Time (each, a "Warrant") shall have the right until the expiration date thereof to exercise such Warrant for the number of whole shares of

Common Stock receivable pursuant to Section 2.1 hereof by a holder of the number of Units for which such Warrant might have been exercised immediately prior to the Effective Time.

     2.4  No Shares of the Corporation Outstanding.  There will be no shares of
          ----------------------------------------
stock of the Corporation outstanding immediately prior to the Effective Time.

                        III.  Exchange of Certificates
                              ------------------------

     3.1  Letters of Transmittal; Surrender of Certificates.  The Corporation
          -------------------------------------------------
shall provide to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Units (the "Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Corporation, and shall be in such form and have such other provisions as the Corporation may specify), together with related instructions, for use in effecting the surrender of the Certificates in exchange for shares of Common Stock as contemplated by
Section 2.1 hereof. Upon surrender of a Certificate for cancellation to the Corporation (or an exchange agent designated by the Corporation), together with a duly executed letter of transmittal and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Common Stock that the aggregate number of Units previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.1 hereof, and the Certificate so surrendered shall forthwith be canceled.

     3.2  Cancellation of Units; No Further Rights.  As of the Effective Time,
          ----------------------------------------
all Units issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall automatically be canceled and shall cease to exist, and each holder of a Certificate theretofore representing any such Units shall cease to have any rights with respect thereto, except the right to receive shares of Common Stock upon surrender of such Certificate in accordance with
Section 3.1 hereof, and until so surrendered, each such Certificate shall represent for all purposes only the right to receive shares of Common Stock as provided in this Agreement. The shares of Common Stock delivered upon the surrender for exchange of Certificates in accordance with the terms of this
Article III shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Units theretofore represented by such Certificates.

     3.3  Distributions with Respect to Unexchanged Units.  No dividends or
          -----------------------------------------------
other distributions with respect to Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock issuable upon the surrender of such Certificate pursuant to Section 3.1, until the surrender of such Certificate pursuant to Section 3.1. Subject to the effect of applicable escheat or similar laws, following the surrender of any such Certificate pursuant to Section 3.1 there shall be paid to the holder of the certificate representing the shares of Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the amount of dividends or other distributions with respect to such shares of Common Stock with a record date after the Effective Time that would have been paid with respect to such shares of Common Stock had those shares been issued and outstanding as of such record date, and (b) at the appropriate payment date, the amount of dividends or other distributions with respect to such shares of Common Stock with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender that would have been payable with respect to such shares of Common Stock had those shares been issued and outstanding as of such record date.

                              IV.  Miscellaneous
                                   -------------

     4.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time by mutual agreement of the LLC and the Corporation, notwithstanding any prior approvals.

     4.2  Registration Rights Agreement.  At or prior to the Effective Time, the
          -----------------------------
Corporation shall execute a Registration Rights Agreement in such form as the Corporation may determine, pursuant to which each holder of record of Certificates, upon such holder's surrender thereof in accordance with Section 3.1, shall be entitled to "piggyback" registration rights with respect to Common Stock.

     4.3  Tax Treatment.  The Merger is intended to constitute an exchange
          -------------
described in Section 351 of the Internal Revenue Code of 1986, as amended.

     4.4  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

     4.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     4.6  Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        GREEN MOUNTAIN ENERGY
                                        RESOURCES L.L.C.



                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                        GREENMOUNTAIN.COM COMPANY



                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                 CERTIFICATION

     As Secretary of the Corporation, I hereby certify that this Agreement was adopted by the board of directors of the Corporation, without a vote of stockholders, pursuant to subsection (f) of Section 251 of the DGCL, and I hereby further certify that no shares of stock of the Corporation were issued prior to the adoption by the board of directors of the Corporation of the resolution approving this Agreement.

                                        GREENMOUNTAIN.COM COMPANY



                                        By:
                                            ------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title: Secretary